Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vista Credit Strategic Lending Corp. (the “Company”) for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Galligan, Chief Executive Officer and President of the Company, and I, Ross Teune, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 8, 2025	By:	/s/ Greg Galligan
Greg Galligan
Chief Executive Officer and President
Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune
Ross Teune
Chief Financial Officer and Treasurer
Vista Credit Strategic Lending Corp.